EXHIBIT INDEX

2.       Opinion of counsel

6.       Actuarial opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President
         - Insurance Product Development

7. Written actuarial consent of Mark Gorham, F.S.A., M.A.A.A., Vice President - Insurance Product Development

8.       Written consent of Ernst & Young LLP

9.       Power  of  Attorney  dated  April  25,  2001